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                                                                    EXHIBIT 11.1

                        STANDARD COMMERCIAL CORPORATION

                    COMPUTATION OF EARNINGS PER COMMON SHARE

              (IN THOUSANDS, EXCEPT SHARE INFORMATION; UNAUDITED)

                                                                                         TWELVE MONTHS ENDED MARCH 31,
                                                                                   -----------------------------------------
                                                                                       1997          1996*          1995*
                                                                                   ------------   -----------    -----------
PRIMARY EARNINGS PER COMMON SHARE
Income (loss) from continuing operations........................................   $     16,937   $    (9,442)   $   (20,494)
Less -- ESOP preferred stock dividends net of tax...............................            347           474            485
                                                                                   ------------   -----------    -----------
Income (loss) from continuing operations applicable to common stock.............         16,590        (9,916)       (20,979)
Income (loss) from discontinued operations......................................             --        10,050        (10,050)
                                                                                   ------------   -----------    -----------
Net earnings (loss) applicable to common stock..................................   $     16,590   $       134    $   (31,029)
                                                                                   ------------   -----------    -----------
                                                                                   ------------   -----------    -----------
Average number of common shares outstanding.....................................      9,314,461     9,307,438      9,287,802
Increase applicable to restricted stock awards..................................             --            --             --
                                                                                   ------------   -----------    -----------
Primary average shares outstanding..............................................      9,314,461     9,307,438      9,287,802
                                                                                   ------------   -----------    -----------
                                                                                   ------------   -----------    -----------
Earnings (loss) per common share
   -- from continuing operations................................................   $       1.78   $     (1.07)   $     (2.25)
   -- from discontinued operations..............................................             --          1.08          (1.09)
                                                                                   ------------   -----------    -----------
   -- net.......................................................................   $       1.78   $      0.01    $     (3.34)
                                                                                   ------------   -----------    -----------
                                                                                   ------------   -----------    -----------
FULLY DILUTED EARNINGS PER COMMON SHARE*
Income (loss) from continuing operations applicable to common stock.............   $     16,590   $    (9,916)   $   (20,979)
Add -- after-tax interest expense on 7 1/4% convertible subordinated
       debentures...............................................................          3,300         3,300          3,300
     -- dividends payable to ESOP assuming conversion to common stock...........             --            --             26
                                                                                   ------------   -----------    -----------
Adjusted income (loss) from continuing operations...............................         19,890        (6,616)       (17,653)
Income (loss) from discontinued operations......................................             --        10,050        (10,050)
                                                                                   ------------   -----------    -----------
Net earnings (loss) applicable to common stock..................................   $     19,890   $     3,434    $   (27,703)
                                                                                   ------------   -----------    -----------
                                                                                   ------------   -----------    -----------
Primary average shares outstanding..............................................      9,314,461     9,307,438      9,267,802
Increase in shares outstanding assuming
   -- conversion of 7 1/4% convertible subordinated debentures at November 13,
      1991......................................................................      2,279,708     2,190,689      2,126,348
   -- conversion of ESOP convertible preferred stock at July 1, 1993............        196,640       267,142        262,871
                                                                                   ------------   -----------    -----------
Fully diluted average shares outstanding........................................     11,792,809    11,765,269     11,677,021
                                                                                   ------------   -----------    -----------
                                                                                   ------------   -----------    -----------
Earnings (loss) per common share
   -- from continuing operations................................................   $       1.69   $     (0.56)   $     (1.51)
   -- from discontinued operations..............................................             --          0.85          (0.86)
                                                                                   ------------   -----------    -----------
   -- net.......................................................................   $       1.69   $      0.29    $     (2.37)
                                                                                   ------------   -----------    -----------
                                                                                   ------------   -----------    -----------
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* The calculations of fully diluted earnings per share for 1996 and 1995 include adjustments which are antidilutive and, therefore, are not shown on the face of the income statements.